UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2023

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Fayetteville Street, Suite 1400
Raleigh, NC 27601
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 16, 2023, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

	Matter	For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				4,601,318
	Charles A. Anderson	90,556,155		1,010,018
	Gene H. Anderson	88,486,635		3,079,538
	Thomas P. Anderson	68,203,018		23,363,155
	Carlos E. Evans	87,397,839		4,168,334
	David L. Gadis	90,534,703		1,031,470
	David J. Hartzell	88,558,683		3,007,490
	Theodore J. Klinck	90,263,019		1,303,154
	Anne H. Lloyd	88,549,437		3,016,736
(2)	Ratification of appointment of Deloitte & Touche LLP as independent auditor for 2023	95,325,634	729,560	112,297
(3)	Advisory vote on executive compensation	85,631,126	5,762,830	172,217	4,601,318

		1 Year	2 Years	3 Years	Abstain
(4)	Advisory vote on frequency of say-on-pay votes	88,777,615	47,593	2,686,447	54,518

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: May 16, 2023